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                                                                     Exhibit 5.1

                                                                Attorneys at Law
                                                                       Suite 400
KILPATRICK STOCKTON LLP                                    4101 Lake Boone Trail
                                              Raleigh, North Carolina 27607-6519
                                                         Telephone: 919.420.1700
                                                         Facsimile: 919.420.1800

September 18, 1998


Park `N View, Inc.
11711 N.W. 39th Street
Coral Springs, Florida 33065

Re:  Registration Statement on Form S-4 (No. 333-59889)

Ladies and Gentlemen:

           We have acted as counsel to Park `N View, Inc., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to the 13% Series B Senior Notes due 2008 (the "New Notes") of the Company to be offered in exchange for all outstanding 13% Series A Senior Notes due 2008 (the "Old Notes") of the Company. The New Notes will be issued pursuant to an indenture (the "Indenture"), dated as of May 27, 1998, by and between the Company and State Street Bank and Trust Company, as trustee.

           We have participated in the preparation of the Registration Statement and have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Old Notes and the New Notes conform or will conform to the forms thereof that we have reviewed and have been or will be duly authenticated in accordance with their terms and the terms of the Indenture.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

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KILPATRICK STOCKTON LLP

Park `N View, Inc.
September 18, 1998
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           The New Notes have been duly and validly authorized by the Company, and when the New Notes have been duly executed and authenticated in accordance with their terms and the terms of the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms set forth in the Registration Rights Agreement (in the form filed as an exhibit to the Registration Statement), the prospectus comprising part of the Registration Statement and the Letter of Transmittal (in the form filed as an exhibit to the Registration Statement), the New Notes will constitute the legal, valid and binding obligations of the Company.

           Insofar as the foregoing opinions relate to the legality, validity or binding effect of any agreement or obligation of the Company, (a) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (b) such opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity; and (c) we express no opinion as to sections of the Indenture which pertain to severability of illegal provisions or waiver of protection under stay, extension or usury laws.

           We are licensed in the State of North Carolina. Our opinions are limited to the laws of the State of North Carolina and the applicable laws of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                      Very truly yours,

                                      /s/ Kilpatrick Stockton LLP